Exhibit 10.8

EMPLOYMENT AGREEMENT

THIS AGREEMENT is made effective as of the 4th day of October 2005, by and among Compression Polymers Holding Corporation, a Delaware Corporation (“CPH”), and its wholly owned subsidiaries, Compression Polymers Corp., a Delaware corporation (“CPC”), and Vycom Corp., a Delaware corporation (“Vycom”) (CPC and Vycom, collectively, the “Employers” and individually an “Employer”), and Scott Harrison (“Executive”).

RECITALS

WHEREAS, Executive desires to be employed by the Employers; and

WHEREAS, Employers desire to employ the Executive and to utilize his management services as indicated herein, and Executive has agreed to provide such management services to Employers; and

WHEREAS, as a condition precedent and a material inducement for Employers to employ and pay Executive, Executive has agreed to execute this Agreement and be bound by the provisions herein; and

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

PROVISIONS

1.                                       Term and Duties. Employers hereby agree to employ Executive as the Vice President - Finance commencing on November 1, 2005 (the “Start Date”) and continuing for a period of three (3) years (the “Initial Term”) or until terminated in accordance with this Section 1 or Section 5. Unless terminated by written notice delivered at least thirty (30) days prior to the expiration of the Initial Term, Executive’s employment shall continue for successive one (1) year terms (each one (1) year term hereinafter referred to as a “Subsequent Term” and together with the Initial Term, the “Term”) until terminated by written notice delivered at least thirty (30) days prior to the expiration of the Subsequent Term. Subject to the provisions of this Agreement, during the Term, Executive shall devote his best efforts and abilities to the performance of Executive’s duties on behalf of Employers, including treasury, accounting, audit, investor relations, human resources and information technology functions, and to the promotion of their interests consistent with and subject to the direction and control of the Board of Directors of each Employer (the “Board”). Executive shall devote substantially all of his business time, energies, attention and abilities to the operation of the business of Employers and shall not be actively involved in any other trade or business or as an employee of any other trade or business.

2.                                       Compensation During Term.

(a)                                  Base Compensation. In consideration of the services to be rendered by Executive during the Term, Employers shall pay to Executive, in the aggregate, an annual base salary of $125,000 (“Base Compensation”), payable bi-weekly and prorated for any partial employment period.

(b)                                 Bonus. Subject only to the limitations set forth in this Agreement, commencing with the fiscal year beginning January 1, 2006, Executive shall be entitled to receive an annual incentive bonus (the “Incentive Bonus”) based upon the achievement of certain personal and Employer performance goals as the Compensation Committee of the Board (the “Compensation Committee”) shall determine. For each such fiscal year, the maximum Incentive Bonus shall be 20% of Executive’s then-current Base Compensation. Each Incentive Bonus shall be paid no later than 60 days following the end of the fiscal year to which it relates.

(c)                                  Promotion.                                      At such time as the Executive may become the Employers’ Chief Financial Officer, the Base Compensation shall be $160,000 and the maximum Incentive Bonus shall be 30% of Base Compensation and the Executive shall be entitled to purchase an additional 200 class B units of limited partnership interests of Compression Polymers Holding I LP (“CPH I”) for an aggregate purchase price of $2,000 and otherwise on the same terms and conditions as set forth in the subscription agreement referred to in Section 4 hereof (including the rights of optional redemption and the reference dates therefor set forth in Section 3 of such subscription agreement).

3.                                       Benefits.

(a)                                  Executive shall be eligible to participate in such benefit programs offered by each Employer (other than bonus plans), such as health, dental, life insurance, vision, vacations and 401(k), as are offered to similarly-situated employees (except in the case of equity-based incentive plans where awards are subject to the approval of the Board or a committee thereof) and in each case no more favorable than the terms of benefits generally available to the employees of Employers (based on seniority and salary level), subject in each case to the generally applicable terms and conditions of the plan, benefit or program in question.

(b)                                 On or before the Start Date, the Employers shall pay to the Executive a lump-sum amount of $15,000 to cover expenses incurred in connection with relocating his residence. In addition, during the first year of the Term, Executive shall be reimbursed for 90 days’ temporary living expenses and the cost of moving his household goods.

4.                                       Equity Participation.                                    On the date hereof Executive is purchasing class B units of limited partnership interests of CPH I pursuant to and in accordance with the terms of the subscription agreement between Executive and CPH I entered into on the date hereof.

5.                                       Termination. Executive’s employment shall terminate upon the first to occur of the following (each, a “Termination Date”):

(a)                                  The expiration of the Term;

(b)                                 Executive’s death or disability (mentally, physically or emotionally), so that Executive cannot substantially perform his duties hereunder for a period of ninety (90) consecutive days or for one hundred eighty (180) days during any 365 day period during the Term;

(c)                                  Executive’s voluntary termination of his employment for any reason, upon not less than 10 business days’ written notice to Employers; provided, however, that any termination by Executive pursuant to Section 5(f) shall not be treated as a voluntary termination under this Section 5(c);

(d)                                 Employers’ termination of Executive’s employment for Cause (as hereinafter defined);

(e)                                  Employers’ termination of Executive’s employment without Cause (as hereinafter defined); or

(f)                                    Executive’s voluntary termination of his employment during the first year of employment within 14 days following the appointment of an individual other than Executive as the successor to John Loyack as Chief Financial Officer of the Employers.

6.                                       Termination Payments.

(a)                                  Except as otherwise provided herein, if Executive’s employment is terminated by thirty (30) days’ prior written notice pursuant to Section 1 hereof or Section 5, Executive’s Base Compensation and other benefits (it being understood that no Incentive Bonus shall be payable), if any, shall terminate at the end of the month during which such termination occurs.

(b)                                 Upon termination of Executive’s employment without Cause during the first year of employment or upon Executive’s termination of his employment pursuant to Section 5(f), Employers shall be obligated, in lieu of any other remedies available to Executive, to pay Executive a lump-sum payment equal to his then-current Base Compensation plus any bonus accrued to the date of termination (“Termination Payment”). The Termination Payment is payable under this Section 6(b) within thirty days after the Executive’s termination of employment.

(c)                                  In the event of a termination of Executive’s employment pursuant to Section 5(b) as a result of his death or disability, Employers shall pay to Executive, his estate or legal representative, as the case may be, all amounts accrued to the date of termination and payable to Executive hereunder and under any other bonus, incentive or other plan.

(d)                                 Any termination of the Term shall not adversely affect or alter Executive’s rights under any employee benefit plan of any Employer in which Executive, at the date of termination, has a vested interest, unless otherwise provided in such employee benefit plan or any agreement or other instrument attendant thereto.

(e)                                  If Executive is a “specified employee” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended, any payments required to be made pursuant to this Section 6 that are subject to Section 409A shall not commence until six months from the Termination Date, with the first payment equaling the first six months of Termination Payments.

(f)                                    “Cause” as used herein shall mean Executive’s (i) commission of an act which constitutes common law fraud, embezzlement (other than occasional, customary and de minimis use of Employers’ property for personal purposes) or a felony, an act of moral turpitude, or of any tortious or unlawful act causing material harm to any Employer’s business, standing or reputation, (ii) gross negligence on the part of Executive in the performance of his duties hereunder, (iii) breach of his duty of loyalty or care to any Employer, (iv) other misconduct that is materially detrimental to any Employer; (v) ongoing refusal or failure to perform Executive’s duties or the deliberate and consistent refusal to conform to or follow any reasonable policy adopted by the Board, in each case after receiving written notice describing his noncompliance and being given a five (5) business days opportunity to cure (to the extent curable) such non-compliance; or (vi) material breach by Executive of this Agreement, the Non-Competition Agreement among CPH, Vycom, CPC and Executive, dated as of the Start Date (the “Non-Competition Agreement”) or any other agreement with or for the benefit of Employers to which Executive is a party or by which Executive is bound, which is not cured (to the extent curable) within five (5) business days following written notice from Employers.

7.                                       Consideration. Executive acknowledges and agrees that the consideration set forth in the recitals to this Agreement and the rights and benefits hereunder are all and singularly valuable consideration that are sufficient for any or all of Executive’s covenants set forth herein or in the Non-Competition Agreement.

8.                                       No Prior Agreements. Executive represents and warrants that his performance of all the terms of this Agreement does not and shall not breach any fiduciary or other duty or any covenant, agreement or understanding (including, without limitation, any agreement relating to any proprietary information, knowledge or data acquired in confidence, trust or otherwise) to which he is a party or by the terms of which he may be bound. Executive further covenants and agrees not to enter into any agreement or understanding, either written or oral, in conflict with the provisions of this Agreement.

9.                                       Notices. All notices, requests, consents and demands by the parties hereto shall be delivered by hand, by confirmed facsimile transmission, by recognized national overnight courier service or by deposit in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to be notified at the addresses set forth below:

if to Executive:

Scott C. Harrison

7342  Dartmouth Ave.

University City, MO 63130

Tel:  (570) 650-4378

if to Employers:

C/o AEA Investors LLC

Park Avenue Tower

65 East 55th Street

New York, NY 10022

Attn: Sanford Krieger

with copy to:

Fried, Frank, Harris, Shriver and Jacobson LLP

One New York Plaza

New York, NY 10004-1980

Attn: Chris Ewan

Notices shall be effective immediately upon personal delivery or facsimile transmission, one (1) business day after deposit with an overnight courier service or three (3) business days after the date of mailing thereof. Other notices shall be deemed given on the date of receipt. Any party hereto may change the address specified herein by written notice to the other parties hereto.

10.                                 Withholding. Anything in this Agreement to the contrary notwithstanding, all payments required to be made by the Employers to the Executive or to the Executive’s estate or beneficiaries in connection with the Executive’s employment hereunder shall be subject to the withholding of such amounts as the Employers may reasonably determine pursuant to any applicable law or regulation. The Executive shall be solely responsible for the payment of all taxes relating to the payment or provision of any amounts or benefits hereunder.

11.                                 Entire Agreement. This Agreement cancels and supersedes any and all prior agreements and understandings between the parties hereto with respect to the obligations of Executive. Executive hereby agrees that, as of the date hereof, this Agreement shall take effect and no further obligations of any kind whatsoever shall be owed by Employers. This Agreement constitutes the entire agreement between the parties with respect to the matters herein provided, and no modifications or waiver of any provision hereof shall be effective unless in writing and signed by each Employer and Executive.

12.                                 Binding Effect. All of the terms and provisions of this Agreement shall be binding upon the parties hereto and its or his heirs, executors, administrators, legal representatives, successors and assigns, and inure to the benefit of and be enforceable by either Employer and its successors and assigns, except that the duties and responsibilities of Executive hereunder are of a personal nature and shall not be assignable or delegable in whole or in part.

13.                                 Severability. In the event that any provision of this Agreement or application thereof to anyone or under any circumstance is found to be invalid or unenforceable in any jurisdiction to any extent for any reason, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

14.                                 Remedies; Waiver. No remedy conferred upon any Employer by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by any Employer in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the party possessing the same from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.

15.                                 Counterparts. This Agreement may be executed in several counterparts, each of which is an original and all of which shall constitute one instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

16.                                 Governing Law. The validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the laws of the State of New York, without application of conflict of laws principles.

17.                                 Headings. The captions and headings contained in this Agreement are for convenience only and shall not be construed as a part of the Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

EMPLOYERS:

COMPRESSION POLYMERS CORP.

By:	/s/ JOHN R. LOYACK
	Name:	John R. Loyack
	Title:	Chief Operating Officer

VYCOM CORP.

By:	/s/ JOHN R. LOYACK
	Name:	John R. Loyack
	Title:	Chief Operating Officer

EXECUTIVE:

/s/ SCOTT HARRISON
Name: Scott Harrison